                                              Contacts:
                                              Steven E. Brady, President and CEO
                                              Donald F. Morgenweck, CFO
                                              (609) 399-0012

PRESS RELEASE

              OCEAN SHORE HOLDING CO. REPORTS 3RD QUARTER EARNINGS

         Ocean City, New Jersey - October 31, 2007 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income of $811,000, or $.10 per basic and diluted share, for the quarter ended September 30, 2007, as compared to $1,169,000, or $.14 per basic and diluted share, for the quarter ended September 30, 2006. The higher net income in the prior year reflects the change in tax policy that decreased the provision for income taxes by $500,000 in the third quarter of 2006.

         Net income for the nine months ended September 30, 2007 was $1,931,000, or $.24 per share basic and $.23 per share diluted, as compared to $2,572,000, or $.31 per share basic and $.30 per share diluted, for the same period in 2006.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of eight full-service banking offices in eastern New Jersey.

         "The recent turmoil in the mortgage market and its impact on general economic conditions has not had an impact on the Company," said Steven E. Brady, President and CEO. "We continue to have success in growing the loan portfolio and asset quality remains excellent. Although this environment has narrowed the available interest rate spreads resulting in lower net interest income, we continue to make progress in growing the Bank and building our franchise."

TOTAL ASSETS AND DEPOSITS GROW

         Total assets grew $41.5 million, or 7.4%, to $603.7 million at September 30, 2007 from December 31, 2006. Loans receivable, net, increased $53.2 million, or 12.3%, to $486.5 million on steady loan activity, while investment and mortgage-backed securities decreased $7.4 million, or 10.8%, to $60.8 million. The increase in loans receivable was primarily due to growth in real estate loans of $54.4 million and consumer loans of $3.0 million, offset by a decline in construction loans of $3.0 million and commercial loans of $1.5 million.

         Deposits grew $11.1 million, or 2.7%, to $428.1 million at September 30, 2007 from December 31, 2006. Total borrowings increased $29.3 million, or 38.3%, to $105.9 million. The proceeds from the additional borrowings were used to fund the growth in the loan portfolio as loan growth outpaced deposit growth.

         During the quarter we continued our stock repurchase activity, purchasing 86,350 shares at an average cost of $11.22 per share. Since our public offering, we have repurchased a total of 328,137 shares, or 8.2% of the shares originally issued to persons other than OC Financial MHC, at an average cost of $12.64 per share.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent. Non-performing assets totaled only $247,000 at September 30, 2007. The Company experienced net charge-off activity of $5,000 for the nine months of 2007, compared to $3,000 in the same period last year. The allowance for loan losses remained essentially unchanged at 0.46% of total net loans at September 30, 2007 compared to 0.47% at December 31, 2006 and 0.46% of total net loans at September 30, 2006.

NET INTEREST INCOME ADVERSELY EFFECTED BY LOWER MARGINS

         Net interest income decreased $97,000, or 2.5%, to $3.8 million for the third quarter of 2007 compared to $3.9 million in the third quarter of 2006. Net interest margin decreased 21 basis points in the quarter ended September 30, 2007 to 2.76% from 2.97% for the quarter ended September 30, 2006. Interest income for the third quarter grew due to an increase in average interest-earning assets of $26.6 million and an increase of 17 basis points in the average yield to 6.02%. Interest expense for the third quarter grew due to an increase in average interest-bearing liabilities of $35.5 million and an increase of 34 basis points in the average cost to 3.64%. On a linked-quarter basis, net interest margin increased 2 basis points to 2.76% in the third quarter of 2007 from 2.74% for the second quarter of 2007.

         Net interest income decreased $374,000 for the first nine months of 2007, or 3.3%, to $11.1 million compared to the same period in the prior year. Net interest margin decreased 21 basis points from 2.97% to 2.76% due to a 44 basis points increase in the cost of interest-bearing liabilities, offset by a 22 basis points increase in the yield on interest-earning assets.

OTHER EXPENSES DECREASE

         Other expenses decreased $46,000, or 1.4%, to $3.17 million for the third quarter of 2007 compared to $3.22 million for the third quarter of 2006 and increased $211,000, or 2.2%, to $9.7 million for the nine months ended September 30, 2007 compared to $9.5 million for the nine months ended September 30, 2006.

INCOME TAXES INCREASE

         Income taxes increased $423,000 for the third quarter of 2007 and $252,000 for the nine months ended September 30, 2007, compared to the same periods in 2006. In the third quarter of 2006 the Company reduced deferred taxes by a net $500,000 reflecting changes in the tax treatment of bank owned life insurance and a valuation allowance for charitable contributions carryover deduction.

         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.


SELECTED FINANCIAL CONDITION DATA

                                              SEPTEMBER 30,         DECEMBER 31,
                                                  2007                 2006              % CHANGE
                                          --------------------- -------------------  -----------------
                                                (DOLLARS IN THOUSANDS)
 Total assets......................             $ 603,736         $ 562,261                7.4%
 Cash and cash equivalents.........                24,787            33,357              (25.7)
 Investment securities.............                22,767            23,760               (4.2)
 Mortgage-backed securities .......                38,015            44,371              (14.3)
 Loans receivable, net.............               486,461           433,342               12.3
 Deposits..........................               428,140           417,024                2.7
 FHLB advances.....................                82,000            54,000               51.9
 Subordinated debt.................                15,464            15,464                0.0
 Other borrowings..................                 8,400             7,090               18.5
 Stockholder's equity..............                62,497            62,551               (0.1)


SELECTED OPERATING DATA

                                            THREE MONTHS ENDED                            NINE MONTHS ENDED
                                               SEPTEMBER 30,                                SEPTEMBER 30,
                                       ------------------------------                ----------------------------
                                            2007           2006         % CHANGE          2007          2006       % CHANGE
                                       --------------- -------------- -------------  --------------- ------------ -----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AND PER SHARE AMOUNTS)
 Interest and dividend income....      $    8,248      $    7,635           8.0      $   23,914      $   22,133        8.0
 Interest expense ...............           4,468           3,758          18.9          12,826          10,671       20.2
                                       ----------      ----------                    ----------      ----------
      Net interest income........           3,780           3,877          (2.5)         11,088          11,462       (3.3)

 Provision for loan losses.......              48              75         (35.9)            198             225      (11.2)
                                       ----------      ----------                    ----------      ----------
 Net interest income after
    provision for loan losses....           3,732           3,802          (1.8)         10,890          11,237       (3.1)

 Other income....................             680             591          15.0           1,915           1,746        9.7
 Other expense...................           3,173           3,219          (1.4)          9,714           9,503        2.2
                                       ----------      ----------                    ----------      ----------
 Income before taxes.............           1,239           1,174           5.5           3,091           3,480      (11.2)
 Provision for income taxes......             428               5           N/M           1,160             908       27.8
                                       ----------      ----------                    ----------      ----------
      Net Income.................      $      811      $    1,169         (30.6)     $    1,931      $    2,572      (24.9)
                                       ==========      ==========                    ==========      ==========
 Earnings per share basic              $     0.10      $     0.14                    $     0.24      $     0.31
 Earnings per share diluted            $     0.10      $     0.14                    $     0.23      $     0.30

 Average shares outstanding basic       8,088,991       8,255,269                     8,127,967       8,280,798
 Average shares outstanding diluted     8,206,667       8,393,456                     8,257,387       8,444,622


N/M - Not measurable

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
                                                       THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                       SEPTEMBER 30, 2007                  SEPTEMBER 30, 2006
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE           YIELD/COST         BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)
Loans                                            $475,493             6.03%            $430,728             6.00%
Investment securities                              62,717             6.07%              77,097             5.12%
Other interest-earning assets                      10,242             4.94%              14,000             5.22%
                                                 --------                              --------
   Total interest-earning assets                  548,452             6.02%             521,825             5.85%

Interest-bearing deposits                        $388,372             3.24%            $388,536             2.93%
Total borrowings                                  102,948             5.15%              67,316             5.44%
                                                 --------                              --------
   Total interest-bearing liabilities             491,320             3.64%             455,852             3.30%

Interest rate spread                                                  2.38%                                 2.55%
Net interest margin                                                   2.76%                                 2.97%

                                                       NINE MONTHS ENDED                    NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2007                  SEPTEMBER 30, 2006
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE          YIELD/COST          BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)
Loans                                             $454,893            5.99%             $422,574            5.92%
Investment securities                               66,322            5.86%               82,915            4.90%
Other interest-earning assets                       14,239            5.24%                9,155            4.95%
                                                  --------                              --------
   Total interest-earning assets                   535,454            5.95%              514,644            5.73%

Interest-bearing deposits                         $388,417            3.22%             $386,724            2.75%
Total borrowings                                    88,851            5.16%               66,461            5.41%
                                                  --------                              --------
   Total interest-bearing liabilities              477,268            3.58%              453,185            3.14%

Interest rate spread                                                  2.37%                                 2.59%
Net interest margin                                                   2.76%                                 2.97%

ASSET QUALITY DATA
                                                         NINE MONTHS
                                                             ENDED             YEAR ENDED
                                                         SEPTEMBER 30,        DECEMBER 31,
                                                             2007                2006
                                                      -----------------------------------------
                                                               (DOLLARS IN THOUSANDS)
Allowance for Loan Losses:
Allowance at beginning of period.....................    $ 2,050               $ 1,753
Provision for loan losses............................        198                   300
Recoveries...........................................          3                     6
Charge-offs..........................................          8                     9
                                                         -------               -------
Net charge-offs......................................          5                     3
                                                         -------               -------
Allowance at end of period...........................    $ 2,243               $ 2,050
Allowance for loan losses as a percent of total
loans................................................       0.46%                 0.47%
Allowance for loan losses as a percent of
nonperforming loans..................................      908.1%                385.5%



                                                           NINE MONTHS
                                                             ENDED              YEAR ENDED
                                                          SEPTEMBER 30,        DECEMBER 31,
                                                             2007                 2006
                                                      -----------------------------------------
                                                               (DOLLARS IN THOUSANDS)
 Nonperforming Assets:
 Nonaccrual loans:
    Mortgage loans....................................       $ 246                 $ 416
    Commercial business loans.........................           0                     0
    Consumer loans....................................           1                   116
                                                             -----                 -----
         Total........................................         247                   532

 Real estate owned....................................           0                     0
 Other nonperforming assets...........................           0                     0
                                                             -----                 -----
 Total nonperforming assets...........................       $ 247                 $ 532
 Nonperforming loans as a percent of
    total loans.......................................        0.07%                 0.12%
 Nonperforming assets as a percent of
    total assets......................................        0.06%                 0.09%


SELECTED FINANCIAL RATIOS

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                            ------------------------------
                                                                2007            2006
                                                            --------------  --------------

 SELECTED PERFORMANCE RATIOS:
 Return on average assets (1).........................         0.45%            0.62%
 Return on average equity (1).........................         4.08%            5.56%
 Interest rate spread (1).............................         2.37%            2.59%
 Net interest margin (1)..............................         2.76%            2.97%
 Efficiency ratio.....................................        74.71%           71.95%

(1) Annualized.